                                    EX-10.13


                                   NET LEASE


                       R & L PROPERTIES COMPANY, Landlord


                                      to


                         PURO WATER GROUP, INC., Tenant

                            Date:  January 31, 1996


                               Property Address:


                             101 North Park Street
                            East Orange, New Jersey

                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1 - DEFINITIONS, DEMISE AND TERM                                     1
     1.01 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.02 - Condition of Premises . . . . . . . . . . . . . . . . . . . .    1
     1.03 - Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - RENTS                                                            2
     2.01 - Monthly Payments  . . . . . . . . . . . . . . . . . . . . . .    2
     2.02 - Rent to be Net  . . . . . . . . . . . . . . . . . . . . . . .    2
     2.03 - Additional Rent . . . . . . . . . . . . . . . . . . . . . . .    2
     2.04 - Annual Rent Payment . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 3 - PAYMENT OF IMPOSITIONS                                           4
     3.01 - Payment of Taxes, Assessments, Etc. . . . . . . . . . . . . .    4
     3.02 - Landlord's Income Tax . . . . . . . . . . . . . . . . . . . .    4
     3.03 - Evidence of Payment . . . . . . . . . . . . . . . . . . . . .    5
     3.04 - Tenant's Right to Contest Impositions . . . . . . . . . . . .    6
     3.05 - Landlord's Obligation to Join in Proceedings  . . . . . . . .    6
     3.06 - Tenant as Attorney-in-Fact  . . . . . . . . . . . . . . . . .    6

ARTICLE 4 - SURRENDER                                                        7
     4.01 - Surrender of Premises . . . . . . . . . . . . . . . . . . . .    7
     4.02 - Abandonment of Tenant's Property  . . . . . . . . . . . . . .    7
     4.03 - Survival of Provisions  . . . . . . . . . . . . . . . . . . .    7

ARTICLE 5 - INSURANCE                                                        7
     5.01 - Tenant's Casualty Insurance . . . . . . . . . . . . . . . . .    7
     5.02 - Tenant's Liability and Rent Insurance . . . . . . . . . . . .    7
     5.03 - Tenant's Additional Insurance . . . . . . . . . . . . . . . .    8
     5.04 - Evidence of Premium Payment . . . . . . . . . . . . . . . . .    9
     5.05 - Landlord and Mortgagee Named Insureds . . . . . . . . . . . .   10

ARTICLE 6 - SERVICES TO AND REPAIRS AND MAINTENANCE OF THE PREMISES         10
     6.01 - Tenant to Maintain Premises . . . . . . . . . . . . . . . . .   10
     6.02 - Standard for Repairs  . . . . . . . . . . . . . . . . . . . .   11
     6.03 - No Services by Landlord . . . . . . . . . . . . . . . . . . .   11
     6.04 - Major Replacement . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 7 - COMPLIANCE WITH LAWS, ORDINANCES, ETC.                          11
     7.01 - Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   11
     7.02 - Tenant's Right to Contest Law . . . . . . . . . . . . . . . .   12

ARTICLE 8 - LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS                  12
     8.01 - Tenant's Failure to Pay Impositions . . . . . . . . . . . . .   12
     8.02 - Landlord's Damages  . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 9 - TENANT'S ALTERATIONS                                            13
     9.01 - Tenant's Right to Alter Premises. . . . . . . . . . . . . . .   13

ARTICLE 10 - LIENS AND ENCUMBRANCES                                         15
     10.01 - No Liens, Encumbrances, Etc. . . . . . . . . . . . . . . . .   15
     10.02 - Discharge or Bonding of Liens  . . . . . . . . . . . . . . .   15
     10.03 - No Consent of Landlord . . . . . . . . . . . . . . . . . . .   15
     10.04 - Tenant's Observance of Agreements  . . . . . . . . . . . . .   15

ARTICLE 11 - USE OF PROPERTY                                                16
     11.01 - Use of Premises  . . . . . . . . . . . . . . . . . . . . . .   16
     11.02 - No Waste . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 12 - ENTRY ON PROPERTY BY LANDLORD                                  16
     12.01 - Landlord's Right to Entry  . . . . . . . . . . . . . . . . .   16

ARTICLE 13 - INDEMNIFICATION OF LANDLORD                                    17
     13.01 - Tenant to Indemnify Landlord . . . . . . . . . . . . . . . .   17

ARTICLE 14 - DAMAGE OR DESTRUCTION                                          18
     14.01 - Tenant to Restore Premises . . . . . . . . . . . . . . . . .   18
     14.02 - Tenant's Reimbursement from Insurance Proceeds . . . . . . .   18
     14.03 - Obligation to Continue Net Rent  . . . . . . . . . . . . . .   19

ARTICLE 15 - CONDEMNATION                                                   20
     15.01 - Total Taking . . . . . . . . . . . . . . . . . . . . . . . .   20
     15.02 - Partial Taking . . . . . . . . . . . . . . . . . . . . . . .   20
     15.03 - Temporary Taking . . . . . . . . . . . . . . . . . . . . . .   21
     15.04 - Reimbursement from Condemnation Proceeds . . . . . . . . . .   21
     15.05 - Obligation to Continue Net Rent  . . . . . . . . . . . . . .   22

ARTICLE 16 - PERMITTED MORTGAGES                                            22
     16.01 - Right to Mortgage Premises . . . . . . . . . . . . . . . . .   22

ARTICLE 17 - ASSIGNMENTS, SUBLEASES, TRANSFERS OF TENANT'S INTEREST         23
     17.01 - Assignment of Lease  . . . . . . . . . . . . . . . . . . . .   23

ARTICLE 18 - DEFAULT                                                        23
     18.01 - Acts of Default  . . . . . . . . . . . . . . . . . . . . . .   23
     18.02 - Waiver of Notice to Quit . . . . . . . . . . . . . . . . . .   24
     18.03 - Surrender of Premises  . . . . . . . . . . . . . . . . . . .   24
     18.04 - Waiver of Right of Redemption  . . . . . . . . . . . . . . .   24
     18.05 - Failure of Strict Performance  . . . . . . . . . . . . . . .   25
     18.06 - Landlord's Injunctive Remedy . . . . . . . . . . . . . . . .   25
     18.07 - Cumulative Rights  . . . . . . . . . . . . . . . . . . . . .   25
     18.08 - Interest Charge  . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 19 - STATEMENTS                                                     26
     19.01 - Lease Status Statements  . . . . . . . . . . . . . . . . . .   26

ARTICLE 20 - INVALIDITY OF PARTICULAR PROVISIONS                            26
     20.01 - Invalidity . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 21 - NOTICES                                                        26
     21.01 - How Notice Served  . . . . . . . . . . . . . . . . . . . . .   26
     21.02 - When Notice Served . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 22 - CONDITION OF AND TITLE TO PROPERTY, QUIET ENJOYMENT            27
     22.01 - Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . .   27
     22.02 - Landlord for the Time Being  . . . . . . . . . . . . . . . .   27

ARTICLE 23 - REAL ESTATE COMMISSION                                         27
     23.01 - No Brokerage . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 24 - ARBITRATION                                                    27
     24.01 - Arbitration  . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 25 - ENVIRONMENTAL INDEMNITY                                        28

ARTICLE 26 - MISCELLANEOUS                                                  29
     26.01 - Settlement of Disputes . . . . . . . . . . . . . . . . . . .   29
     26.02 - Captions . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     26.03 - Security Deposits  . . . . . . . . . . . . . . . . . . . . .   30
     26.04 - Lease Construction . . . . . . . . . . . . . . . . . . . . .   30
     26.05 - Benefits and Burdens . . . . . . . . . . . . . . . . . . . .   30
     26.06 - Binding Effect . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE 27 - RELATIONSHIP OF PARTIES                                        30
     27.01 - No Partnership . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE 28 - LEASE NOT TO BE RECORDED                                       30
     28.01 - Notice of Lease  . . . . . . . . . . . . . . . . . . . . . .   30

                                   NET LEASE

     THIS LEASE, made as of the 31st day of January, 1996, between R & L PROPERTIES COMPANY a partnership comprised of Lyle Brundage and Robert Brundage (hereinafter called "Landlord"), and PURO WATER GROUP, INC. (hereinafter called "Tenant").

                              W I T N E S S E T H :

                                    ARTICLE 1

                           Definitions, Demise and Term

     SECTION 1.01. DEFINITIONS. For purposes of this lease, unless the context otherwise requires:

          (a) the term "Premises" shall mean the land in property known as 101 North Park Street, and adjacent parking lot, East Orange, New Jersey, including all buildings and improvements of every kind and nature now or hereafter located thereon, as more particularly bounded and described on EXHIBIT A attached hereto;

          (b) the term "Landlord" shall mean the owner or owners of the Premises from time to time;

     SECTION 1.02. CONDITIONS OF PREMISES. For and in consideration of the rents herein reserved and all of the covenants and conditions herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises, subject, however, to the following:

          (a) the condition and state of repair of the Premises as of the commencement date of the term of this lease;

          (b) the encumbrances shown on EXHIBIT B, provided such do not interfere with use of the Premises as a water bottling and distribution plant ("Permitted Encumbrances").

     SECTION 1.03. TERM. The term of this lease shall commence as of February 1, 1996, (the "Commencement Date") and end on the last day of January, 2007, ("Lease Term"), provided that Tenant is not in default under this Lease it shall have two options to extend the term of this Lease for an additional five (5) years each (hereinafter called "Extended Terms") from the expiration of the then current term of this Lease, provided Landlord shall receive before such expiration at least (6) months notice in writing by the Tenant that the Tenant elects to extend the original term of this Lease. Except for the Annual Net Rent Payment set forth in Section 4.1 hereafter or unless otherwise specifically provided herein, all terms and conditions of this Lease shall apply to the Extended Terms.

                                  ARTICLE 2

                                    Rents

     SECTION 2.01. MONTHLY PAYMENTS. Tenant shall pay to Landlord the Net Rent, as defined in this ARTICLE 2, without abatement, deduction, or set-off. Net Rent shall be payable in twelve (12) equal monthly installments on the first day of each month in advance. Net Rent for any portion of a month included in the term shall be prorated. The Net Rent shall be paid in addition to all other payments to be made by the Tenant as hereinafter provided. Net Rent and all other payments shall be payable to Landlord at the address set forth above or such other place as Landlord may designate by notice to Tenant.

     SECTION 2.02. RENT TO BE NET. The parties intend the Net Rent shall be net to Landlord, so that this lease shall yield net to Landlord, the Net Rent specified in SECTION 2.04 herof in each year during the Lease Term. All costs, expenses and charges of every kind and nature relating to the Premises and the Buildings which may arise or become due during the Lease Term shall be paid by Tenant, except as otherwise specified herein, and Tenant shall indemnify and save Landlord harmless from and against the same.

     SECTION 2.03. ADDITIONAL RENT. Tenant will pay, as additional rent, and (except as may be otherwise expressly provided in this lease) without notice, abatement, deduction or set-off, all sums, Impositions (as defined in ARTICLE 3 hereof), costs, expenses and other payments which Tenant in any of the provisions of this lease assumes or agrees to pay, and, in the event of any nonpayment thereof, Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of the Net Rent.

     SECTION 2.04. ANNUAL NET RENT PAYMENT. Net Rent during the Lease Term shall be as follows:

                                       YEARLY         MONTHLY
                                       -----------    ----------
February 1, 1996 - January 31, 1997    $120,000.00    $10,000.00

February 1, 1997 - January 31, 1998    $120,000.00    $10,000.00

February 1, 1998 - January 31, 1999    $120,000.00    $10,000.00

February 1, 1999 - January 31, 2000    $120,000.00    $10,000.00

February 1, 2000 - January 31, 2001    $120,000.00    $10,000.00

February 1, 2001 - January 31, 2007    The Annual Net Rent shall be a sum
                                       equal to the annual Net Rent of the
                                       previous lease year adjusted based upon
                                       the Price Index as hereinafter defined
                                       and provided.

Extended Terms                         The Annual Net Rent for any lease year
                                       during any Extended Term shall be a sum
                                       equal to the annual Net Rent of the
                                       previous lease year, based upon the Price
                                       Index as hereinafter defined and
                                       provided.

     For the purposes of this paragraph, the period of February 1, 2001 through January 31, 2007 (or during any Extended Term) and each successive one year period thereafter occurring during the Term of this Lease is hereinafter referred to as a "One Year Period". The annual net rent payable by Tenant to Landlord during each One Year Period shall be determined by multiplying the annual net rent payable by Tenant to Landlord during the year immediately preceding each One Year Period (the "Immediately Preceding Year") by a fraction, the numerator of which shall be a number which is equivalent to the Basic Standard Index Figure of the Price Index (as hereinafter defined and provided) for the month immediately preceding the commencement of such One Year Period and the denominator of which shall be a number which is equivalent to the Basic Standard Index Figure of the Price Index for the month within which such Immediately Preceding Year commenced: provided that, in no event whatsoever and under no circumstances shall the amount of the annual net rent to be paid by Tenant to Landlord during any applicable One Year Period be less than the abount of the annual net rent to be paid by Tenant to Landlord during the applicable Immediately Preceding Year.

                                   ARTICLE 3
                             PAYMENT OF IMPOSITIONS

    SECTION 3.01. PAYMENT OF TAXES, ASSESSMENTS, ETC. Tenant shall pay (except as hereinafter provided in SECTIONS 3.02 and 3.04 hereof), before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the Lease Term may be assessed, levied, confirmed, imposed upon, or become due and payable in respect of, or become a lien on,

    (i) the Premises or any part thereof or any appurtenances thereto,

    (ii) the rent, income or other payments received by Tenant or anyone claiming by, through or under Tenant,

    (iii) any use or occupation of the Premises;

    (iv) such franchises as may be appurtenant to the use of the Premises; and

    (v) this transaction or any document to which Tenant is a party, creating or transferring an interest or estate in the Premises;

(collectively hereinafter the "Impositions," and any of the same hereinafter an "Imposition"); provided, however, that

    (a) if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise that option and shall pay such installments as they become due with any interest thereon during the Lease Term before any fine, penalty, further interest or cost may be added thereto. The amount of any such installment which becomes due and payable after the expiration of the Lease Term shall be Landlord's sole obligation; and

    (b) any Imposition, other than Impositions which have been converted into installment payments by Tenant, as referred to in Paragraph (a) of this SECTION 3.01, relating to a fiscal period of the taxing authority, less than all of which period is included within the Lease Term, whether or not such

Imposition shall be assessed, levied, confirmed, imposed upon or become a lien upon the Premises or shall become payable during the Lease Term, shall be adjusted between Landlord and Tenant as of the expiration of the Lease Term. Tenant shall pay that portion of such Imposition which relates to a portion of the Lease Term, and Landlord shall pay the remainder thereof. However, if Tenant shall be in default in the performance of any of Tenant's undertakings under this lease then the amount of any such default shall be offset against any amount for taxes owning from Landlord to Tenant.

    SECTION 3.02. LANDLORD'S INCOME TAX. Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Premises; provided, however, that if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now assessed on real estate and the improvements thereon, there shall be assessed:

    (i) a tax, assessment levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom; or

    (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord; or

    (iii) a license fee measured by the rent payable by Tenant under this lease;

then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof, to the extent such "Impositions" would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided for the payment of Impositions.

    SECTION 3.03. EVIDENCE OF PAYMENT. Tenant will furnish to Landlord, within fifteen (15) days after the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment thereof.

    SECTION 3.04. TENANT'S RIGHT TO CONTEST IMPOSITIONS. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of this Article, Tenant may defer payment of such Imposition, if neither the Premises nor any part thereof would by reason of such deferment be in danger of being forfeited.

    Upon termination of any such proceedings, Tenant shall pay the deferred amount of the Imposition as finally determined in such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

    Landlord shall have the right to seek a reduction in the assessed valuation of the Premises and to prosecute any action or proceeding theretofore commenced by Tenant, if such assessed valuation shall relate to any period subsequent to the termination of this lease. To the extent to which any tax refund payable as a result of any proceeding to review the assessed valuation which Landlord or Tenant institutes is based upon a payment made by any one other than Landlord and shall not relate or pertain to a period subject to apportionment between Landlord and Tenant, Tenant shall be authorized to collect the same; provided, however, that Tenant shall reimburse Landlord forthwith for all reasonable expenses and fees incurred by Landlord in connection therewith, in the proportion that the Tenant's share of the refund bears to the total refund.

    SECTION 3.05. LANDLORD'S OBLIGATION TO JOIN IN PROCEEDINGS. Landlord shall not be required to join in any proceedings referred to in this Article unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subjected to any liability for the payment of any costs and shall not be entitled to any refund of any Imposition and penalties or interest thereon paid by Landlord but previously reimbursed in full by Tenant.

    SECTION 3.06. TENANT AS ATTORNEY-IN-FACT. Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant other than Landlord. In case any person or entity to whom any sum is directly payable by Tenant under any of the provisions of this lease shall refuse to accept payment of such sum from Tenant,

Tenant shall thereupon give written notice of such fact to Landlord and shall pay such sum directly to Landlord and Landlord shall thereupon pay such sum to such person or entity.

                                   ARTICLE 4
                                   SURRENDER

    SECTION 4.01. SURRENDER OF PREMISES. On the last day of the Lease Term or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Premises pursuant to ARTICLE 18 hereon, Tenant shall surrender the Premises into the possession and use of the Landlord without delay, in good order, condition and repair, reasonable wear and tear and damage or destruction by fire and other casualty excepted. If damage by fire or other casualty exists at the time of termination hereof, to the extent that the Premises have not been restored, all proceeds of insurance shall be assigned to Landlord. The Premises shall be free and clear of all lettings and occupancies other than leases to tenants of the Premises permitted by this lease and free and clear of all liens and encumbrances other than those, if any, permitted by this lease or created or consented to by Landlord, and easements, or other encumbrances existing on the Commencement Date of this lease.

    SECTION 4.02. ABANDONMENT OF TENANT'S PROPERTY. Any personal property of Tenant which shall remain on the Premises after the surrender, abandonment or vacation (voluntarily or involuntarily) of this Lease may at the option of the Landlord be deemed to have been abandoned by Tenant and either may be retained by Landlord as its property or be disposed of without accountability in such manner as Landlord may see fit.

    Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any tenant of the Building.

    SECTION 4.03. SURVIVAL OF PROVISIONS. The provisions of this ARTICLE 4 shall survive any termination of this lease.

                                   ARTICLE 5
                                   INSURANCE

    SECTION 5.01. TENANT'S CASUALTY INSURANCE. Throughout the Lease Term, Tenant, at its sole cost and expense, shall keep in full force and effect a policy of insurance with a company authorized to do business in New Jersey and with a rating acceptable to Landlord, naming the Landlord as insured and insuring the buildings and improvements on the Premises against loss or damage by fire, with such extended coverage, vandalism and malicious mischief coverage as is standard in the area, due regard being given to the height and type of buildings, their construction, use and occupancy, in an amount sufficient to prevent Landlord or Tenant from being a co-insurer within the terms of such policy or policies and in an amount not less than ninety (90%) percent of the full insurable value as determined by the insurer (i.e. actual replacement cost without regard to physical depreciation) of the buildings and improvements exclusive of the cost of foundations, excavations and footings below the lowest basement floor, without any deduction being made for depreciation, to the extent such insurance is available. In the event that construction is in process at any time during the Lease Term on a substantial improvement on the Premises, fire and extended coverage insurance shall be carried by Tenant on the improvement during the course of construction with so-called builders' risk coverage in completed value form. Replacement value shall be determined from time to time, but not more frequently than once in any twenty-four (24) consecutive calendar months, at the request of Landlord, by one of the insurers, or, at the option of Landlord, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant. No omission on the part of Landlord to request any such determination shall relieve the Tenant of its obligations to carry the insurance required under this section and any such determination to the contrary notwithstanding, Landlord may require Tenant to furnish additional insurance of the nature in this SECTION 5.01 above specified at any time Landlord reasonably deems such insurance to be inadequate.

    SECTION 5.02. TENANT'S LIABILITY AND RENT INSURANCE. Tenant at its sole cost and expense shall maintain:

    (a) Comprehensive general public liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Premises and on, in or about the adjoining streets, property and passageways, such insurance to afford minimum protection during the Lease Term of not less than $5,000,000.00 for bodily injury or death and property damage written on an occurrence basis with a flat limit.

    (b) Boiler and machinery insurance, provided the Premises contain equipment of the nature ordinarily covered by such a policy.

    (c) Rent insurance against loss of gross rental income from the Premises for a period of one year due to the risks referred to in SECTION 5.01 (including those embraced by extended coverages standard in the area) in an amount sufficient to prevent Tenant from being a co-insurer within the terms of such policy or policies, but in any event in an amount not less than the amount of Net Rent hereunder for twelve (12) months (and if obtainable in such additional amounts equal to Tenant's obligations to pay all Impositions and additional rent due hereunder). Tenant hereby assigns to Landlord so much of its interest in the proceeds of such insurance so that in the event the Premises are damaged, there shall be paid to Landlord to hold on deposit so much of the proceeds of such insurance to the extent of the recovery, as shall in the aggregate equal the amount of Net Rent for twelve (12) months, which amount shall be held or applied by Landlord on account of the payment of such Net Rent until the restoration of the Premises, at which time, provided Tenant is not then in default, the balance, if any, of such deposit shall be returned by Landlord to Tenant.

    Tenant shall not violate or permit to be violated any of the conditions or provisions of any policy provided for in SECTION 5.01 or 5.02 and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing reasonably satisfactory to Landlord shall be willing to write and/or to continue such insurance.

    SECTION 5.03. TENANT'S ADDITIONAL INSURANCE. Tenant may effect for its own account any insurance not required under the provisions of this lease, but any insurance effected by tenant on the Premises, whether or not required under this ARTICLE 5 shall be for the mutual benefit of Landlord and Tenant and shall be subject to all provisions of this ARTICLE 5 and of ARTICLE 14 hereof. Tenant shall promptly notify Landlord of the issuance of any such insurance.

    SECTION 5.04. EVIDENCE OF PREMIUM PAYMENT. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers licensed to do business in the state in which the Premises are located. Any insurance provided for in this Article may contain a normal deductible clause consistent with the type of policy issued. Upon the execution of this lease, and thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies, or copies, if the originals have been lodged with a Permitted Mortgagee, as described in ARTICLE 16 hereof (or, in the case of general public liability insurance, certificates of the insurers satisfactory to

Landlord) bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord. Each policy of insurance procured pursuant to
SECTION 5.01 and of SECTION 5.02 shall contain, if obtainable, (a) a waiver by the insurer of the right of subrogation against any tenant of the Buildings for negligence of such tenant, (b) a statement that the insurance shall not be invalidated should any insured waive in writing prior to the loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy, and (c) a statement that the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises.

    SECTION 5.05. LANDLORD AND MORTGAGEE NAMED INSUREDS. All policies of insurance provided for in SECTION 5.02(a) hereof shall name Landlord and any mortgagees of the Premises as insureds. Any policy of insurance provided for in
SECTION 5.01 may be made payable, subject to the provisions of this lease, to any Permitted Mortgagee as its interest may appear pursuant to a standard mortgagee clause. The loss, if any, under any policies provided for in such
SECTION 5.01 and in PARAGRAPHS (c) and (d) of SECTION 3.02 shall be adjusted with the insurance companies by Landlord, Tenant,and any Permitted Mortgagee.

    All such policies shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove provided. Each such policy shall contain (if obtainable) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company so to pay the amount of any loss sustained and an agreement by the insurer that such policy shall not be canceled without at least fifteen (15) days' prior written notice to Landlord, and to the Permitted Mortgagee, if any.

                                   ARTICLE 6
                          SERVICES TO AND REPAIRS AND
                          MAINTENANCE OF THE PREMISES

    SECTION 6.01. TENANT TO MAINTAIN PREMISES. During the Lease Term Tenant will take good care of the Premises and will maintain and keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and foreseen and unforeseen as Tenant deems necessary or as Landlord may require by giving Tenant notice of same. When used in this ARTICLE 6, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be equal in quality and class to the original work.

   SECTION 6.02. STANDARD FOR REPAIRS. The necessity for and adequacy of repairs pursuant to SECTION 6.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction, class and age.


   SECTION 6.03. NO SERVICES BY LANDLORD. Landlord shall not be required to furnish any services or facilities, or to make any repairs or alterations in or to the Premises except as provided herein.

   SECTION 6.04. MAJOR REPLACEMENT. Notwithstanding anything in this Article to the contrary, Replacements (as opposed to repair) of HVAC and other major mechanical and structural components shall be the obligation of the Landlord, provided however, that Tenant shall pay as Additional Rent annually an amount equal to a number the numerator of which is the cost to Landlord for such replacement and the denominator of which is the estimated life of the item replaced determined according to Generally Accepted Accounting Principles. Such amount shall be payable in monthly installments equal to 1/12 of the annual amount due.

                                   ARTICLE 7

                     COMPLIANCE WITH LAWS, ORDINANCES, ETC.

   SECTION 7.01. COMPLIANCE WITH LAWS. During the Lease Term, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Premises and the sidewalks, streets, curbs and other public improvements adjoining the Premises or to the use or manner of use of the Premises or the owners, tenants, or occupants thereof. The foregoing shall apply whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Premises, or onto or over other property contiguous or adjacent thereto.

   Notwithstanding the foregoing, Tenant shall not be required to undertake any work repair or expense relating to bringing the Premises into such compliance due to violations or conditions that existed prior to Commencement Date or to make structural changes not relating to or arising from the business carried on by Tenant.

   SECTION 7.02. TENANT'S RIGHT TO CONTEST LAW. Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, or requirement of the nature referred to in SECTION 7.01 hereof. If by the terms of any such law or requirement, compliance therewith, pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Premises or Tenant's leasehold interest therein, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, with the prior written consent of Landlord (such consent not to be unreasonably withheld), may contest as aforesaid, provided that such delay would not subject Landlord to criminal liability and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

   Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of the Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Tenant may delegate the right to bring any such proceeding to any person or entity having an interest in the Premises or any part thereof.



                                  ARTICLE 8

               LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS


   SECTION 8.01. TENANT'S FAILURE TO PAY IMPOSITIONS. If Tenant shall at any time fail to pay any Imposition and additional rent in accordance with the provisions of ARTICLE 3 hereof, or to pay for or maintain any of the insurance policies provided for in ARTICLE 5 hereof, or to make any other payment or perform any other act on its part or be made or performed hereunder, then Landlord, after thirty (30) days' notice to Tenant (or in the case of any emergency as may be reasonable under the circumstances) and without waiving or releasing Tenant from any obligation of Tenant hereunder, may (but shall not be required to):

     (a) pay any Imposition payable by Tenant pursuant to the provisions of
ARTICLE 5 hereof, or

     (b) pay for and maintain, any of the insurance policies provided for in
ARTICLE 5, hereof, or

     (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefor.


   SECTION 8.02. LANDLORD'S DAMAGES. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the highest rate permitted by the Connecticut usury laws, General Statutes Section 37-1 ET SEQ, as may be amended, shall constitute additional rent payable by Tenant under this lease and shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord claims against tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premiums not paid or incurred by tenants, and which would have been payable upon such insurance. Landlord shall also be entitled to establish as damages for such breach, the uninsured amount of any loss, damages and expense of suit incurred by reason of damage to the Premises occurring during any period when Tenant shall have failed to provide the insurance as aforesaid. Any amount so established by the Landlord for damages to the Premises, however, shall be subject to the provisions of ARTICLE 15 hereof.


                                     ARTICLE 9

                               TENANT'S ALTERATIONS


   SECTION 9.01. TENANT'S RIGHT TO ALTER PREMISES. Tenant shall have the right at any time and from time to time during the Lease Term to make, at its sole cost and expense, alterations in or of the Premises, subject, however, in all cases to the following:

     (a) No alteration involving an estimated cost of more than Twenty-Five Thousand ($25,000.000) Dollars shall be undertaken except after twenty (20) days prior written notice to Landlord.

     (b) No alteration, involving an estimated cost of more than Fifty Thousand ($50,000.00) Dollars including any restoration required by ARTICLE 14 or 15 hereof, shall be made without the prior written consent of Landlord and with plans and specifications approved in writing by Landlord, such consent and approval not to be unreasonably withheld or delayed.

     (c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorization of all municipal and other governmental authorities having jurisdiction. Landlord shall join in the application for such permits of authorizations whenever such action is necessary but without any liability or expense to Landlord.

     (d) Any alteration shall, when completed, be of such a character as not to reduce the value or usefulness of the Premises.

     (e) Any alteration shall be made promptly and in a good and workmanlike manner and in compliance with all applicable laws and requirements of all federal, state and municipal government authorities, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

     (f) The cost of any such alteration shall be paid in cash or its equivalent so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises.

     (g) Workmen's Compensation Insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises and general liability insurance for the mutual benefit of Tenant and Landlord with limits of not less than $1,000,000.00 in the event of bodily injury or death and property damage written on a per occurrence basis with a flat limit shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any alteration. All such insurance shall be in a company or companies of recognized responsibility, and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payments of premiums or accompanied by other evidence reasonably satisfactory to landlord of such payment, shall be delivered to Landlord prior to the commencement of the work.

     (h) Nothing contained in this ARTICLE 9 shall require prior written consent of the Landlord in the case of construction of leasehold improvements for any tenant of the Premises.

                                ARTICLE 10

                         LIENS AND ENCUMBRANCES


   SECTION 10.01. NO LIENS, ENCUMBRANCES, ETC. Except for Permitted Mortgages described in ARTICLE 16, Tenant will discharge any lien, encumbrance or charge which might be or becomes a lien, encumbrance or charge upon the Premises or any part thereof; provided that any Imposition may after the same becomes a lien on the Premises be paid or contested in accordance with ARTICLE 5 hereof. Any mechanic's, laborer's or materialman's lien may be discharged in accordance with SECTION 10.02 hereof.

   SECTION 10.02. DISCHARGE OR BONDING OF LIENS. If any mechanic's, laborer's or materialman's lien shall at any time be filed against any part of the Premises, Tenant, within sixty (60) days after notice of the filing thereof, will cause the same to be discharged of record. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the highest rate per annum permitted by the New Jersey Usury laws, General Statutes Section 37-1, ET SEQ, as may be amended, from the respective dates of Landlord's making of the payment or incurring of the expense shall constitute additional rent payable by Tenant under this lease and shall be paid by Tenant to Landlord on demand.

   SECTION 10.03. NO CONSENT OF LANDLORD. Nothing in this lease shall be construed in any way as constituting the consent or request of Landlord, express or implied to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement or repair of the Premises.

   SECTION 10.04. TENANT'S OBSERVANCE OF AGREEMENTS. Tenant shall observe and perform all of the terms and conditions of any Permitted Encumbrances recorded in the Land Records of the applicable town, country or state wherein the Premises are located, excluding the obligations of Landlord under this

Lease. Tenant shall indemnify and save Landlord harmless from any claims or liability arising out of Tenant's failure to observe and perform any such condition or agreement.

                                    ARTICLE 11

                                  USE OF PROPERTY



   SECTION 11.01 USE OF PREMISES. Tenant will use the Premises and improvements thereon in a lawful manner and primarily as a bottled water plant unless changing conditions in the area where the Premises are located reasonably require a different use for economic benefit and Landlord has consented to such use change. Tenant will not use or allow the Premises, or any part thereof, to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or certificate of compliance affecting the use of the Premises, or any part thereof. Tenant also will not suffer any act to be done or and condition to exist or any article to be brought thereon, which may constitute a public or private nuisance, or which may make voidable any applicable insurance.

   SECTION 11.02. NO WASTE. Tenant will not do or suffer any waste or damage to the Premises or any part thereof.


                                    ARTICLE 12

                         ENTRY ON PROPERTY BY LANDLORD


   SECTION 12.01. LANDLORD'S RIGHT OF ENTRY. Tenant will permit Landlord and its authorized representatives to enter the Premises at all reasonable times, with prior notice except in emergency, for the purpose of:

     (a) inspecting the same;

     (b) making any necessary repairs thereto;

     (c) performing any other work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such other work or to commence the same for thirty (30) days after written notice from Landlord; or

     (d) showing the same to prospective purchasers or mortgagees.

Nothing herein shall imply any duty upon the part of Landlord to do any such work. Performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any such work in the Premises keep and store therein or elsewhere upon the Premises and shall not be liable for inconvenience, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, or on account of bringing materials and equipment into or through the Premises and the obligations of Tenant under this lease shall not be affected thereby.


                                  ARTICLE 13

                          INDEMNIFICATION OF LANDLORD

     SECTION 13.01. TENANT TO INDEMNIFY LANDLORD. Tenant will indemnify and save harmless Landlord against and from all liabilities of every kind and nature arising from or relating to The Premises, including reasonable architects' and attorneys' fees, which may be assessed against Landlord, excluding liability which arises from Landlord's negligence or willfull misconduct including, but not be limited to:

          (a) any work or thing done by Tenant in, on or about the Premises,

          (b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Premises, or any part thereof or any street, alley, sidewalk, parking area, curb, utility, vault, passageway, or space adjacent thereto;

          (c) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, tenants, licensees or invitees;

          (d) any accident, injury or damage to any person or property occurring in, on or about the Premises, or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

          (e) any failure by Tenant to perform or comply with any of the terms or conditions contained in this lease on its part to be performed; or

          (f) any tax attributable to the execution, delivery or recording of this lease or any modification hereof except taxes payable by Landlord under
SECTION 3.02 hereof.

          In case any action of proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing; such approval not to be unreasonably withheld or delayed.


                                 ARTICLE 14

                            DAMAGE OR DESTRUCTION

     SECTION 14.01. TENANT TO RESTORE PREMISES. In case of casualty to the Premises resulting in damage or destruction exceeding Ten Thousand ($10,000.00) Dollars in the aggregate, Tenant shall promptly give written notice thereof to Landlord. Regardless of the amount of any such damage or destruction Tenant shall, at its sole cost and expense, restore, repair or replace (collectively hereinafter "restore" or "restoration") the Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction and in conformity with the provisions of ARTICLE 8 hereof. Such restoration shall be commenced promptly and prosecuted with reasonable diligence. If the insurance proceeds are insufficient to restore the Premises, then Tenant shall complete such restoration at its own cost and expense.

     SECTION 14.02. TENANT'S REIMBURSEMENT FROM INSURANCE PROCEEDS. Except for rental insurance proceeds, all insurance proceeds received by Landlord on account of such damage or destruction, less the actual fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Landlord to pay or reimburse Tenant for the payment of the cost of the restoration, including the cost of temporary restoration for the protection of the Premises pending the completion of permanent restoration and shall be paid out from time to time as such restoration progresses upon the written request of Tenant which shall be accompanied by the following:

          (1) A certificate signed by Tenant, dated not more than thirty (30) days prior to such request (hereinafter "Certificate"), setting forth the following:

              (a) that the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons, that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawl of the insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the Certificate.

              (b) that except for the amount, if any, stated in the foregoing Certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing the Certificate, after due inquiry, which is then due for services or materials in connection with such restoration; and

              (c) that the cost, as estimated by the persons signing the Certificate, of completing the restoration, does not exceed the insurance money plus any amount deposited by Tenant to defray such cost.

          The Certificate shall be signed also by the architect and/or engineer and/or construction superintendent in charge of the restoration, who shall be selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld.

          (2) Releases of all rights of lien signed by all mechanics and materialmen who have rendered services or supplied material with respect to the Premises.

          Upon compliance with the foregoing provisions of this SECTION 14.02, Landlord shall, out of such insurance money, pay or cause to be paid to Tenant or the persons named in the Certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be.

          Upon receipt by Landlord of, (a) a Certificate that the restoration has been completed and paid for in full and rent payments are current, and
(b) releases pursuant to Subparagraph (2) of this SECTION 14.02, any balance of the insurance money held by Landlord hereunder shall be paid to Tenant.

     SECTION 14.03. OBLIGATION TO CONTINUE NET RENT. No destruction of or damage to the Premises, or any part thereof, by fire or any other casualty shall terminate or permit Tenant to surrender this lease or shall relieve the Tenant from its liability to pay the Net Rent and other charges payable under this lease except to the extent that Net Rent shall be paid by the application thereto by Landlord of the proceeds of rent insurance pursuant to
SECTION 5.02(c), or from any of its other obligations under this lease. Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit and surrender this lease or the Premises or any part thereof, or to any suspension, abatement or reduction of rent on account of any such destruction or damage,


                                  ARTICLE 15

                                 CONDEMNATION

     SECTION 15.01. TOTAL TAKING.

          (a) If at any time during the Lease Term, title to the whole or substantially all of the Premises shall be taken by the exercise of the right of condemnation or eminent domain, this lease shall, at the option of Landlord, terminate and expire on the date of such taking and the rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. In such event, Impositions also will be apportioned.

          (b) Landlord reserves all rights to awards for damages to the Premises and the leasehold hereby created now accrued or hereafter by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority. By way of confirmation Tenant grants to Landlord all Tenant's rights to such awards and agrees to execute and deliver any further instruments of assignment thereof as Landlord may request. Landlord's rights to awards hereunder do not include a separate award for Tenant's moving expenses, if any, or awards for damages to Tenant's trade fixtures, interior partitions installed by Tenant and other installations made by Tenant which Tenant is entitled to remove upon termination of this Lease.

     SECTION 15.02. PARTIAL TAKING. If at any time during the Lease Term title to less than the whole or substantially all of the Premises shall be taken by exercise of the right of condemnation or eminent domain, then:

          (a) If such taking does not substantially affect the then user of the Premises then there shall be no change in Net Rent.

          (b) If such taking does substantially affect the then user of the Premises, then the Net Rent shall be reduced to a fair and reasonable rental value for the Premises, taking into consideration the use of the Premises after any restoration thereof.

     SECTION 15.03. TEMPORARY TAKING. If the temporary use of the whole or any part of the Premises shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain, Tenant shall give prompt notice thereof to Landlord, the Lease Term shall not be reduced or affected in any way, Tenant shall continue to pay in full the Net Rent and other charges herein reserved without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payment made for such use; provided, however, that:

          (a) If the taking is for a period not extending beyond the Lease Term and if such award or payment is made in a lump sum, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the payments due to Landlord from Tenant under this Lease. If such taking results in changes in the Premises which would necessitate an expenditure to restore the Premises to their former condition, however, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of such restoration shall be retained and applied by Landlord toward the restoration of the Premises to their condition prior to such taking.

          (b) If the taking is for a period extending beyond the Lease Term, such award or payment shall be apportioned between Landlord and Tenant as of the stated expiration date of such term. Tenant's share thereof shall, if paid in a lump sum, be paid to Landlord and applied in accordance with the provisions of PARAGRAPH (a) of this section; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises, shall remain the property of Landlord if the lease shall expire prior to the restoration of the Premises to their condition prior to the taking.

          Tenant shall also pay all fees and expenses of every character of the Landlord in connection with the eventualities provided for in this section, except that if such fees and expenses are incurred pursuant to PARAGRAPH (b) hereof, they shall be apportioned in the same manner as provided therein. Tenant shall be entitled to receive at the end of any year of any such taking any surplus remaining of said award, after making provision for all payments required pursuant to PARAGRAPHS (a) and (b) of this section. Nothing hereunder, however, shall affect Tenant's obligation to pay Net Rent or any other charges under this Lease.

     SECTION 15.04. REIMBURSEMENT FROM CONDEMNATION PROCEEDS. In the case of any taking covered by the provisions of this Article, Landlord and Tenant shall be entitled to reimbursement from any award of all reasonable fees and expenses incurred in the determination and collection of any such awards.

     SECTION 15.05. OBLIGATION TO CONTINUE NET RENT. Net Rent shall not be reduced as a result of any taking by the exercise of the right of condemnation or eminent domain except as provided in this Article.

                                  ARTICLE 16

                              PERMITTED MORTGAGES

     SECTION 16.01. RIGHT TO MORTGAGE PREMISES. At the time of execution hereof any mortgage existing on the Premises shall be a Permitted Mortgage. Further, Landlord may at any time thereafter place modifications of any existing mortgages or any other mortgages on the Premises, all of which shall be Permitted Mortgages. If the holders of said mortgages so require, this Lease, and all rights of Tenant hereunder, shall be subject and subordinate in all respects to all mortgages and building loan agreements, which may now or hereafter affect the Premises (hereinafter "Superior Mortgages"), whether or not the Superior Mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under the Superior Mortgages, and to all renewals and modifications of the Superior Mortgages and spreaders, consolidations and correlations of the Superior Mortgages; provided, however, that Landlord shall make reasonable efforts to see that the holder of such Superior Mortgages agrees not to disturb the possession and other rights of Tenant under this Lease so long as Tenant continues to perform its obligations hereunder, and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept Tenant as Tenant of the Premises under the terms and conditions hereunder. Tenant agrees to recognize such holder or any other person acquiring title to the Premises as Landlord.

     This Section shall be self-operating and no further instrument of subordination shall be required. In confirmation of such subordination, if requested by Landlord, Tenant shall promptly execute and deliver any instrument, in recordable form, that the holder of any Superior Mortgage or any of their respective successors in interest may request to evidence such subordination. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

                                   ARTICLE 17

                             ASSIGNMENTS, SUBLEASES,
                         TRANSFERS OF TENANT'S INTEREST

    SECTION 17.01. ASSIGNMENT OF LEASE. Without the consent of Landlord, in its sole discretion, Tenant shall not assign, transfer or otherwise dispose of, whether by operation of law or otherwise, or mortgage, pledge or otherwise hypothecate its interest in this lease, or any lease to a tenant of the Premises or any rents therefrom, or the Premises. Tenant, however, may lease and/or sublease any portion of the Premises to customary users and occupants thereof; provided, however, that Tenant remains primarily liable for the performance of the terms of this lease.

                                    ARTICLE 18

                                     DEFAULT

    SECTION 18.01. ACTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

         (a) Failure to pay any rent or other charge payable under this lease within a period of ten (10) days after the same is due and payable; provided, however, that failure to pay rent shall not be a default hereunder unless the Landlord has first notified the Tenant in writing of the failure to pay said rent and has given it five (5) days within which to cure said default.

         (b) Failure of Tenant to perform or comply with any of the agreements, terms or conditions contained in this lease, other than those referred to in the foregoing PARAGRAPH (A) which default continues for a period of thirty (30) days after written notice thereof from to Tenant. In connection with a default which cannot be cured with due diligence within thirty (30) days, however, the time of Tenant within which to cure the same shall be extended for such time as may be necessary to cure the same with due diligence, provided Tenant commences promptly and proceeds diligently to cure the same and further provided that such period of time shall not be so extended as to subject Landlord to any criminal liability.

         (c) The filing of Tenant of a voluntary petition in or the filing by Tenant of any petition or answer seeking any reorganization, liquidation, or similar relief under the present or any future federal bankruptcy act, federal, state or other statute or law, or Tenant's seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein.

         (d) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, liquidation or similar relief under the present or any future federal bankruptcy act, federal, state or other statute or law, such proceeding shall not have been dismissed, of if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant of all or any substantial part of its properties or of the Premises or any interest of Tenant therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

         (e)  Tenant abandons the Premises.

         (f)  The occurrence of an event of default or acceleration under any note issued pursuant to that certain Asset Purchase Agreement between Tenant and Electrified Companies, Inc., a New Jersey Corporation of even date herewith or occurrence of an event of default in any mortgage or other instrument securing said notes.

         This Lease and all rights of Tenant under this Lease shall expire and terminate upon the occurrence of an Event of Default.

    SECTION 18.02.   WAIVER OF NOTICE TO QUIT.  Intentionally omitted.

    SECTION 18.03. SURRENDER OF PREMISES. Upon any such expiration or termination of this lease, Tenant shall quit and peacefully surrender the Premises to Landlord. Landlord, upon or at any time after such expiration or termination, may, without further notice, enter upon the Premises, possess itself thereof, by force, summary proceedings, or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and the right to receive all rental income of and from the same.

    SECTION 18.04. WAIVER OF RIGHT OF REDEMPTION. Tenant hereby waives, so far as permitted by law, any and all right of redemption or re-entry or repossession or to restore the operation of this lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this lease. The terms "enter", "re-enter", "entry" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

    SECTION 18.05. FAILURE OF STRICT PERFORMANCE. No failure by Landlord to insist upon the strict performance of any agreement or condition of this lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement or condition. No agreement or condition of this lease to be performed or complied with by Tenant, and no breach thereof, shall be waived or modified except by a written agreement executed by Landlord. No waiver of any breach shall affect or alter this lease, but each and every agreement or condition of this lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

    SECTION 18.06. LANDLORD'S INJUNCTIVE REMEDY. In the event of any breach or threatened breach by Tenant of any of the agreements or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this lease.

    SECTION 18.07. CUMULATIVE RIGHTS. Each right and remedy of Landlord provided for in this lease shall be cumulative and shall be in addition to every other right or remedy provided for in this lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this lease or now or hereafter existing at law or in equity or by statute or otherwise.

    SECTION 18.08.   INTEREST CHARGE.   Interest at the highest rate per
annum permitted by the New Jersey usury laws, as may be amended, shall accrue upon any Net Rent or other charges, payable under this lease during any period while the payment thereof by Tenant may be delayed.

                                  ARTICLE 19

                                  STATEMENTS

    SECTION 19.01. LEASE STATUS STATEMENTS. At any time and from time to time, Landlord on at least twenty (20) days' prior written request by Tenant, and Tenant on at least twenty (20) days' prior written request by Landlord, will deliver to the party making such request a statement in writing certifying that; (a) this lease is unmodified and in full force and effect, or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications; (b) the dates to which the Net Rent and other charges have been paid; and (c) whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in performance of any agreement or condition contained in this lease and, if so, specifying each such default of which the executing party may have knowledge.

                                 ARTICLE 20

                     INVALIDITY OF PARTICULAR PROVISIONS

    SECTION 20.01. INVALIDITY. If any term of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affect thereby. Each term of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                ARTICLE 21

                                 NOTICES

    SECTION 21.01. HOW NOTICE SERVED. All notices, demands and request required under this lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally, or if sent by United States registered mail, postage prepaid, addressed as hereinafter provided. All notices, demands, payments and requests mailed to Landlord at the address above provided, or at such other address as Landlord may from time to time designate by written notice to Tenant. All such notices, demands and requests mailed to Tenant shall be addressed to Tenant at the address above provided or at such other address as Tenant may from time to time designate by written notice to Landlord.

    SECTION 21.02. WHEN NOTICE SERVED. Notices, demands and requests which shall be served by certified mail upon Landlord and Tenant in the manner aforesaid, shall be deemed sufficiently served with postmarked.

                                  ARTICLE 22

                           CONDITION OF AND TITLE TO
                           PROPERTY, QUIET ENJOYMENT

    SECTION 22.01. QUIET ENJOYMENT. Landlord agrees that Tenant upon paying the Net Rent and other charges herein provided for and observing and keeping all agreements and conditions of this lease on its part to be observed and kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by and one claiming by, or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease and claims of Permitted Mortgagees of the Premises.

    SECTION 22.02. LANDLORD FOR THE TIME BEING. In case Landlord shall convey the Premises, all such liabilities and obligations of Landlord hereunder shall be assigned to the grantee without the necessity of the execution of a further instrument. Landlord shall be relieved of all liabilities and obligations hereunder upon such conveyance; provided, however, that any funds held by Landlord hereunder in which Tenant has an interest hereunder shall be turned over to such grantee.

                                 ARTICLE 23

                            REAL ESTATE COMMISSION

    SECTION 23.01. NO BROKERAGE. The Tenant represents to the Landlord that it has not dealt with any agent in connection with this lease of the Premises.

                                 ARTICLE 24

                                 ARBITRATION

    SECTION 24.01. ARBITRATION. In any case in which it is provided by the terms of this lease that any matter shall be determined by arbitration, such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association, before three arbitrators, one chosen by Landlord, one by Tenant and one by the arbitrators thus chosen and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Landlord and Tenant shall each be entitled to present evidence and argument to the appraisers and to the arbitrators. The costs of the arbitration shall be borne equally by the parties. Notwithstanding arbitration proceedings, all rent and any other charges payable by Tenant under this Lease shall continue to be paid when due unless finally ordered adjusted by a court of competent jurisdiction pursuant to this paragraph, and failure to so pay such rent and other charges shall constitute a default hereunder.

                                  ARTICLE 25

                              ENVIRONMENTAL INDEMNITY

    ENVIRONMENTAL INDEMNITY.

    Tenant hereby unconditionally agrees to indemnify, defend, and hold Landlord harmless against any loss, liability, damage, expense or claim (including reasonable attorneys' fees) arising under any Hazardous Materials Law, and any other loss, liability, damage, expense or claim (including reasonable attorneys' fees), which may be incurred by or asserted against Landlord directly or indirectly resulting from the presence of Hazardous Materials on the Premises which are introduced on the Premises subsequent to the date hereof, provided that any such loss, liability, damage, expense or claim does not result from any act of Landlord or Landlord's agents.

    Tenant shall pay all such amounts prior to the entry of any final judgments or penalties against Buyer which have been indemnified under this Agreement. In the event that such payment is not made, Buyer, at its sole discretion, may proceed to file suit against Seller to compel such payment.

    If Buyer retains counsel for advice or other representation in any litigation, contest, dispute, suit or proceeding (whether instituted by Buyer, Seller, or any other party, including any governmental agency charged with enforcement of any Hazardous Material Law) in any way relating to this Agreement and the Indemnities described herein, or to enforce the Indemnities hereunder, then all of the reasonable attorneys' fees arising from such services and all directly related expenses and court costs shall be payable by Seller within 30 days of demand.

    For the purposes of this Agreement Hazardous Materials and Hazardous Materials Loans are defined as follows:

         (a) "Hazardous Materials" means and includes those substances deemed hazardous under any Hazardous Material Law (as defined below), including, without limitation, asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste materials or substances under any Hazardous Material Law; and

         (b) "Hazardous Materials Laws" collectively means and includes any present and future local, state and federal law relating to the environment and environmental conditions, including, without limitation, the Resource Conservation and Recovery Act of 1976 "RCRA"), 42 U.S.C. Section 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET SEQ., the Clean Air Act 42 U.S.C. Section 741 ET SEQ., the Clean Water Act, 33 U.S.C. Section 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, and all other federal, state or local regulations, rules, orders, decrees, ordinances, codes, authorizations, certificates, permits, licenses and any other legal requirements now or hereafter promulgated or issued thereunder or separately.

                                 ARTICLE 26

                                MISCELLANEOUS

    SECTION 26.01 SETTLEMENT OF DISPUTES. Without hereby limiting the effect or applicability of any specific provision of this lease of similar import, whenever under any provision of this lease expressly providing or requiring that an act, forbearance, quantity, amount, sum of money, value, time limit or any other matter or thing shall be reasonable (or shall not be unreasonable) a dispute or disagreement shall be settled by arbitration as provided in ARTICLE 24.

    SECTION 26.02. CAPTIONS. The captions of this lease and the table of contents preceding this lease are convenience and reference only and in no way define, limit or describe the scope or intent of this lease.

    SECTION 26.03. SECURITY DEPOSITS. Tenant agrees not to use any security deposits of any sub-tenants of the Premises in violation of the law of the state in which the Premises is located and agrees to hold and save harmless Landlord with respect to claims by such sub-tenants regarding such security deposits.

    SECTION 26.04. LEASE CONSTRUCTION. This lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

    SECTION 26.05. BENEFITS AND BURDENS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, his heirs, successors and assigns, and Tenant, its successors and assigns, except as otherwise provided herein.

    SECTION 26.06. BINDING EFFECT. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its heirs, successors and assigns, and Tenant, its successors and assigns, except as otherwise provided herein.

                                 ARTICLE 27

                           RELATIONSHIP OF PARTIES

    SECTION 27.01. NO PARTNERSHIP. Nothing in this lease shall in any way be construed to constitute a co-partnership or joint venture between the parties hereto. The sole relationship between the parties hereto is that of Landlord and Tenant.

                                 ARTICLE 28

                         LEASE NOT TO BE RECORDED

    SECTION 28.01. NOTICE OF LEASE. Neither party will record this lease but shall execute and deliver a notice or a short form of this lease in such form as required by the applicable statute. If this lease is terminated before the term expires, Landlord and Tenant shall execute, deliver and record an instrument acknowledging such fact including the actual date of termination.

    IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.


Witnessed by:


                                       LANDLORD:
                                       R & L PROPERTIES COMPANY



                                       BY: /s/ Lyle Brundage
------------------------------            ---------------------------
                                          Lyle Brundage
                                          Its Partner
/s/ illegible
------------------------------


                                       By: /s/ Robert H. Brundage
------------------------------             --------------------------
                                           Robert Brundage
                                           Its Partner

/s/ illegible
-----------------------------


                                       TENANT
                                       PURO WATER GROUP, INC.



/s/ illegible                          By: /s/ Jack C. West
------------------------------            ---------------------------
                                          Jack C. West
                                          Its Co-President

/s/ illegible
------------------------------

STATE OF CONNECTICUT       )
                           )  ss. Hartford
COUNTY OF HARTFORD         )

    Personally appeared Lyle Brundage, a partner of R & L PROPERTIES COMPANY, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of the corporation, before me.


                                       ---------------------------------------
                                        Commissioner of the Superior Court


STATE OF CONNECTICUT       )
                           )  ss. Hartford
COUNTY OF HARTFORD         )

    Personally appeared Robert Brundage, a partner of R & L PROPERTIES COMPANY, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of the corporation, before me.


                                       ---------------------------------------
                                        Commissioner of the Superior Court


STATE OF CONNECTICUT       )
                           )  ss. Hartford
COUNTY OF HARTFORD         )

    Personally appeared Jack C. West, Co-President, of PURO WATER GROUP, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of the corporation, before me.


                                       ---------------------------------------
                                        Commissioner of the Superior Court